6

                            RESTRICTED UNIT AGREEMENT

                        VITAL PROCESSING SERVICES L.L.C.


     THIS RESTRICTED UNIT AGREEMENT ("Agreement") is entered into this 12th day of June, 2000, by and between _____________________ ("Transferee") and Total System Services, Inc. ("TSYS" or the "Company").

     WHEREAS, Transferee has been significant in the creation of additional value for TSYS because of his role with Vital Processing Services L.L.C. ("Vital"); and

     WHEREAS, by a Transfer Instrument of even date herewith (the "Transfer Instrument"), TSYS has transferred to Transferee ________ of the Units owned by TSYS in Vital (the Units so transferred being referred to as the "Restricted Units").

     NOW, THEREFORE, Transferee and TSYS hereby agree as follows:

     1. Restricted Units. The provisions of the Transfer Instrument are incorporated herein by reference. In addition to the Transfer Instrument and the Limited Liability Company Agreement of Vital, this Agreement governs the Transferred Units, and such agreements and instrument are sometimes referred to collectively as the "Governing Agreements."

     2. Restriction Against Transfer. The Restricted Units may not be sold, assigned, transferred, pledged or hypothecated or otherwise be disposed of or encumbered except at the time(s) and under the circumstances specifically permitted or required by the Governing Agreements. In the event of any attempt to effect any action in contravention of the next preceding sentence, then, any provision of any of the Governing Agreements to the contrary notwithstanding, such Restricted Units shall thereupon be forfeited to the Company.

     3. Forfeiture Condition. Any Restricted Units which do not vest pursuant to the provisions of Section 4 below will be forfeited to the Company.

     4.   Vesting of Restricted Units.

          (a) Vesting Conditions. If Transferee remains in the continuous employ of the Company or a Subsidiary of the Company through June 12, 2003, the Restricted Units will become non-forfeitable ("vest") on June 12, 2003. In addition, if Vital is recapitalized in accordance with Section 7(g) of this Agreement and the securities received by Transferee are thereafter publicly traded on a national securities exchange, the Restricted Units will also vest on the first day such securities are publicly traded.

          (b) Effect of Voluntary Termination or Termination for Cause or Suicide. If Transferee's employment with the Company and its Subsidiaries is terminated: (i) by Transferee voluntarily or (ii) by the Company or a Subsidiary for Cause or (iii) by Transferee's death due to suicide before the Restricted Units vest pursuant to the provisions of paragraph 4(a) above, then the Restricted Units will be forfeited to the Company on the date of such termination, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

          (c) Effect of Death (Other than by Suicide) or Disability. If Transferee's employment with the Company and its Subsidiaries terminates by reason of Transferee's death (other than by suicide) or Disability, then the Restricted Units will vest on the date of such termination.

          (d) Effect of Retirement or Leave of Absence. If Transferee's employment with the Company and its Subsidiaries is terminated by reason of Transferee's Retirement, and the Restricted Units have previously vested, Transferee shall retain such Units. If at the time of such termination the Restricted Units have not vested, they will be forfeited to the Company, unless the Compensation Committee in its sole and exclusive discretion determines otherwise. A leave of absence which is approved in writing by the Compensation Committee with specific reference to this Agreement will not be considered a termination of Transferee's employment with the Company and its Subsidiaries for purposes of this
               Section 4 or any other provision of this Agreement.

          (e) No Forfeiture of Vested Units. Any Restricted Unit which vests pursuant to the preceding provisions of this Section 4 will not thereafter be subject to the provisions of this Agreement, but shall remain subject to the provisions of the other Governing Agreements.

          (f) Certain Effects of Vesting. From and after the date the Restricted Units vest, they shall be treated as Units of Vital for purposes of all of the distribution and allocation provisions of Vital's Limited Liability Company Agreement. At no time, whether or not vested, shall Units held by the Transferee have any voting or consent rights whatsoever or any other right to participate in the management of Vital.

     5. Effect of Forfeiture. If any Restricted Units are forfeited to the Company pursuant to any provision of this Agreement the Transfer Instrument will be surrendered to the Company and will be deemed rescinded. All of Transferee's rights and interests in and to such Restricted Units will terminate upon such forfeiture without any payment of consideration by the Company.

     6. Definitions. For purposes of this Agreement, the following capitalized terms shall be defined as set forth below:

          (a) "Cause" means a felony conviction of Transferee or the failure of Transferee to contest prosecution for a felony, or Transferee's willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, any of which acts cause the Company or any Subsidiary liability or loss, as determined by the Compensation Committee.

          (b) "Compensation Committee" means the Compensation Committee of Company's Board of Directors.

          (c) "Disability" means total and permanent physical or mental disability or incapacity of an employee to fulfill at any time or from time to time his normal duties as an employee, as certified in writing by two competent physicians, one of which shall be selected by the Compensation Committee and the other of which shall be selected by the employee or his duly appointed guardian or legal or personal representative.

          (d)    "Retirement"  means  normal  or  early  retirement   under  the
               applicable Company or Subsidiary pension plan.

          (e) "Subsidiary" means any company or business organization (other than Company) in an unbroken chain of companies beginning with Company if each of the companies (other than the last company in the unbroken chain) owns 50% or more of the total combined voting power in one of the other companies in the chain.

     7. General Provisions.

          (a) Administration, Interpretation and Construction. The terms and conditions set forth in this Agreement will be administered, interpreted and construed by the Compensation Committee, whose decisions will be final, conclusive and binding on the Company, on Transferee and on anyone claiming under or through the Company or Transferee. Without limiting the generality of the foregoing, any determination as to whether an event has occurred or failed to occur which causes the Restricted Units to be forfeited pursuant to the terms and conditions set forth in this Agreement, will be made in the good faith but absolute discretion of the Compensation Committee. By accepting the transfer of Restricted Units, Transferee irrevocably consents and agrees to the terms and conditions set forth in the Governing Agreements and to all actions, decisions and determinations to be taken or made by the Compensation Committee in good faith pursuant to the terms and conditions set forth in this Agreement.

          (b) Withholding. The Company will have the right to withhold from any payments to be made to Transferee (whether under this Agreement or otherwise) any taxes the Company determines it is required to withhold with respect to Transferee under the laws and regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, in connection with this Agreement, including, without limitation, taxes in connection with the transfer of Restricted Units or the vesting of the Restricted Units. Failure to submit any such withholding taxes shall be deemed to cause otherwise vested Restricted Units not to vest.

          (c) Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Transferee's rights under this Agreement will be exercisable during Transferee's lifetime only by Transferee or by Transferee's guardian or legal representative.

          (d) Terms and Conditions Binding. The terms and conditions set forth in the Governing Agreements will be binding upon and inure to the benefit of the Company, its successors and assigns, including any assignee of the Company and any successor to the Company by merger, consolidation or otherwise, and Transferee, Transferee's heirs, devisees and legal representatives.

          (e) No Employment Rights. No provision of any Governing Agreement will be deemed to confer upon Transferee any right to continue in the employ of the Company or a Subsidiary or will in any way affect the right of the Company or a Subsidiary to dismiss or otherwise terminate Transferee's employment at any time for any reason with or without cause, or will be construed to impose upon the Company or a Subsidiary any liability for any forfeiture of Restricted Units which may result under this Agreement if Transferee's employment is so terminated.

          (f) No Liability for Good Faith Business Acts or Omissions. Transferee recognizes and agrees that the Compensation Committee, the Board of Directors of Company, or the officers, agents or employees of the Company and its Subsidiaries, in their oversight or conduct of the business and affairs of the Company and its Subsidiaries, may in good faith cause the Company or a Subsidiary to act, or to omit to act, in a manner that may, directly or indirectly, prevent the Restricted Units from vesting. No provision of this Agreement will be interpreted or construed to impose any liability upon the Company, a Subsidiary, the Compensation Committee, Board of Directors or any officer, agent or employee of the Company or a Subsidiary, for any forfeiture of Restricted Units that may result, directly or indirectly, from any such action or omission.

          (g) Recapitalization. In the event that Transferee receives, with respect to Restricted Units, any securities or other property
               (other than cash distributions) as a result of any security dividend or split, spin-off, recapitalization, merger, consolidation, combination or exchange of securities, transaction to facilitate the business of Vital being owned or operated by a publicly traded entity, or a similar corporate change, any such securities or other property received by Transferee will likewise be subject to the terms and conditions set forth in this Agreement and will be included in the term "Restricted Units."

          (h) Appointment of Agent. By accepting the transfer of Restricted Units, Transferee irrevocably nominates, constitutes, and appoints the Company Transferee's agent for purposes of surrendering or transferring the Restricted Units to the Company upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive Transferee's death. In addition, it is intended as a durable power and will survive Transferee's disability.

          (i) Legal Representative. In the event of Transferee's death or a judicial determination of Transferee's incompetence, reference in this Agreement to Transferee shall be deemed, where appropriate, to be Transferee's heirs or devisees.

          (j) Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

          (k) Complete Agreement. The Governing Agreements contain the entire agreement of the parties relating to the subject matter hereof and supersede and replace all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth in the Governing Agreements.

          (l) Amendment; Modification; Waiver. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Compensation Committee and shall be agreed to in writing, signed by Transferee and by an officer of the Company duly authorized to do so. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provisions or condition at the same time or at any prior or subsequent time.

          (m) Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Company is incorporated, without giving effect to the principles of conflicts of law of that state.

     WITNESS the execution hereof by the undersigned.

                                      TRANSFEREE:


                                      __________________________________________



                                      TOTAL SYSTEM SERVICES, INC.


                                      By:      _____________________________

                                      Name:    _____________________________

                                      Title:   _____________________________

                               TRANSFER INSTRUMENT


     Total System Services, Inc. hereby transfers to the individual employee thereof named below (the "Transferee") the number of Units of Vital Processing Services L.L.C. (the "Company") shown below, effective as of the date shown below.

     The Transferee hereby acknowledges and agrees as follows:

     1. The Transferee is admitted to the Company as a Non-Voting Member. The Transferee has no voting or consent rights whatsoever or any other right to participate in the management of the Company.

     2. The Transferee is bound by all of the provisions and restrictions of the Limited Liability Company Agreement of the Company, as such agreement is amended from time to time (including, without limitation, the restrictions on transfer contained therein).

     3. To the extent applicable to individuals, the Transferee makes the representations set forth in Section 2.06 of the Company's Limited Liability Company Agreement.

     4. The Transferee has executed and delivered a separate agreement of even date herewith that relates to the vesting of the Units transferred hereby and other matters. The Transferee will have no rights to allocations and distributions with respect to such Units (except with respect to the Transferee's capital account upon the liquidation and winding up of the Company) unless and until such Units vest under the terms of such separate agreement.

     WITNESS the execution hereof by the undersigned.


Total System Services, Inc.                 Transferee:


By:      ___________________________        ________________________________

Name:    ___________________________        Effective Date:  June 12, 2000

Title:   ___________________________        Number of Units:  ________________